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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 30, 2001 in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Real Estate Income Fund filed with the Securities and Exchange Commission in Pre-effective Amendment No. 3 to the Fund's Registration Statement under the Securities Act of 1933 (File No. 333-68948) and Amendment No. 4 to the Fund's Registration Statement under the Investment Company Act of 1940 (File No. 811-10491).


                                          /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
November 13, 2001